Exhibit 10.5

AWARD AGREEMENT - DIRECTORS
(For Restricted Stock Award)

To:    [_______________]                Number: [_____]
(Name of Award Recipient)
    Date of Grant: [__________]

There hereby is granted to you, as a Director of Invacare Corporation (“Invacare”), an award of XX,XXX restricted shares of Invacare Common Stock, no par value. This award is granted to you pursuant to the Invacare Corporation 2013 Equity Compensation Plan and is subject to the terms and conditions set forth below. This award is granted for valuable future services to be rendered by you to Invacare. Please acknowledge your acceptance of the terms of this award by signing below.

/s/ A. Malachi Mixon, III
A. Malachi Mixon, III
Chairman of the Board

I. VESTING AND DELIVERY OF SHARES
100% of the shares shall vest, and you will receive a certificate for the shares, on ________, 20__ (the “Vesting Date”). Except as provided herein, the shares will not vest, and you shall not receive a certificate on the Vesting Date, unless you are a Director of Invacare on a continuous basis from the date hereof through such Vesting Date.

II. TERM OF AWARD
Your award shall not be affected by any temporary leave of absence approved in writing by Invacare and described in Section 1.421-7(h) of the Federal Income Tax Regulations. If, prior to the Vesting Date, you cease to be a Director for any reason other than death, you will forfeit any and all rights you have to the shares.

If you die prior to the Vesting Date and while you are a Director, your estate or personal representative shall become vested in a prorated number of the shares based on the number of completed months between the date hereof and the date of your death.

If, prior to the Vesting Date, the Invacare Compensation and Management Development Committee (the “Committee”) finds that you intentionally committed an act materially inimical to the interests of Invacare or a subsidiary, you shall forfeit all of the shares as of the time you committed such act, as determined by the Committee.

III. TERMINATION OF AWARD UNDER
CERTAIN CIRCUMSTANCES

The Committee may cancel your award at any time prior to the Vesting Date, in which case you shall forfeit all of the shares as of the date of such cancellation, if you are not in compliance with all applicable provisions of this Agreement or the Plan or if you, without the prior written consent of the Committee, engage in any of the following activities: (i) you render services for an organization, or engage in a business, that is, in the judgment of the Committee, in competition with Invacare; or (ii) you disclose to anyone outside of Invacare, or use for any purpose other than Invacare's business, any confidential information or material relating to Invacare, whether acquired by you during or after your service to Invacare, in a fashion or with a result that is or may be injurious to the best interests of Invacare, as determined by the Committee.

The Committee may, in its discretion and as a condition to the continuance of this award, require you to represent in writing that you are in compliance with all applicable provisions of this Agreement and the Plan and have not engaged in any activities referred to in clauses (i) and (ii) above.

IV. DIVIDENDS
You shall be entitled to dividends with respect to the shares comprising this award only after they have become vested and only to the extent such dividends are declared and paid on or after the Vesting Date. Such amount shall be paid to you and treated appropriately for tax purposes.

V. TRANSFERABILITY
This Agreement shall be binding upon and inure to the benefit of any successor of Invacare and your heirs, estate and personal representative. Your award shall not be transferable other than by will or the laws of descent and distribution.

VI. ADJUSTMENTS OR AMENDMENTS
Subject to Section 4.06 of the Plan, in the event that, subsequent to the date of this Agreement and prior to the Vesting Date, the outstanding common shares of Invacare are, as a result of a stock split, stock dividend, combination or exchange of shares, exchange of other securities, reclassification, reorganization, redesignation, merger, consolidation, recapitalization, liquidation, dissolution, sale of assets or other such change, including, without limitation, any transaction described in Section 424(a) of the Code, increased, decreased, changed into or exchanged for a different number or kind of shares of stock or other securities of Invacare or another entity or converted into cash, then, except as otherwise provided below, there shall automatically be substituted for each Invacare common share subject to the award, the amount of cash or other securities or property into which each outstanding Invacare common share shall be converted or exchanged. Notwithstanding the preceding provisions of this Paragraph VI, the Committee may, in its sole discretion, make other adjustments or amendments to the securities subject to the award and/or amend the provisions of the Plan and/or this Agreement (including, without limitation, accelerating the date on which shares shall vest), to the extent appropriate, equitable and in compliance with the provisions of Sections 409A, 162(m) and 424(a) of the Code to the extent applicable and any such adjustment or amendment shall be final, binding and conclusive. Any such adjustment or amendment shall provide for the elimination of fractional shares.

VII. PROVISIONS OF PLAN CONTROL
This Agreement is subject to all of the terms, conditions and provisions of the Plan (all of which are incorporated herein by reference) and to such rules, regulations, and interpretations related to the Plan as may be adopted by the Committee and as may be in effect from time to time. In the event and to the extent that this Agreement conflicts or is inconsistent with the terms, conditions, and provisions of the Plan, the Plan shall control, and this Agreement shall be deemed to be modified accordingly. The Committee has authority to interpret and construe any provision of this Agreement and its interpretation and construction shall be binding and conclusive.

VIII. LIABILITY
The liability of Invacare under this Agreement and any distribution of shares made hereunder is limited to the obligations set forth herein with respect to such distribution and no term or provision of this Agreement shall be construed to impose any liability on Invacare, its officers, employees or any subsidiary with respect to any loss, cost or expense which you may incur in connection with or arising out of any transaction in connection with this Agreement.

IX. WITHHOLDING
You agree that, as a condition to your receipt of the shares awarded hereunder, Invacare may make appropriate provision for tax withholding, if required, with respect to the transactions contemplated by this Agreement.

X. EXECUTION OF STOCK POWERS
A stock certificate, prepared in your name, shall be produced as of the date of this award. The certificate shall correspond to the number of shares you shall receive on the Vesting Date pursuant to Paragraph I, and will be retained by Invacare until such Vesting Date. You agree that, as a condition to your receipt of this award, that you will execute a blank stock power to be referenced to and attached to the certificate, and you further agree and understand that in the event you forfeit any unvested shares for any reason as further described in this award, Invacare will use such stock power you have exercised to transfer title of the certificate to Invacare Corporation. Upon delivery of the certificate on the Vesting Date, the executed stock power shall also be delivered to you. If the shares vest on account of your death, the executed stock power shall be delivered to your estate or personal representative.

XI. SECTION 409A OF THE CODE. It is intended that this Agreement and the compensation and benefits hereunder meet the requirements for exemption from Section 409A of the Code (“Section 409A”), and this Agreement shall be so interpreted and administered. In addition to the general amendment rights of Invacare with respect to the Plan, Invacare specifically retains the unilateral right (but not the obligation) to make, prospectively or retroactively, any amendment to this Agreement or any related document as it deems necessary or desirable to more fully address issues in connection with exemption from (or compliance with) Section 409A and other laws. In no event, however, shall this section or any other provisions of this Agreement be construed to require Invacare to provide any gross‑up for the tax consequences of any provisions of, or payments under, this Agreement. Except as may be provided in another agreement to which Invacare is bound, Invacare and its affiliates shall have no responsibility for tax or legal consequences to you (or your beneficiaries) resulting from the terms or operation of this Agreement or the Plan.

ACCEPTANCE

The undersigned hereby accepts the terms of the restricted stock award granted herein and acknowledges receipt of a copy of the Invacare Corporation 2013 Equity Compensation Plan.

_________________________ ___________________
(Signature of Award Recipient)     (Date)